KLX ENERGY SERVICES HOLDINGS, INC. ANNOUNCES
DAG SKINDLO RESIGNS FROM THE COMPANY’S BOARD OF DIRECTORS
CORBIN ROBERTSON, JR. APPOINTED CHAIRMAN OF THE BOARD

HOUSTON, TX – November 14, 2024 - KLX Energy Services Holdings, Inc. (Nasdaq: KLXE) (“KLX”, the “Company”, “we”, “us” or “our”) announced today that Dag Skindlo has resigned from the board of directors (the “Board”) as of November 12, 2024. The Board appointed current director Mr. Robertson as Chairman of the Board as of November 13, 2024.  Mr. Robertson has been an independent director on the Board since 2020.

“On behalf of the Board and management, I would like to thank Dag for his unwavering commitment and strategic guidance since joining the Board in July 2020 and with a predecessor company, Quintana Energy Services, Inc. since its IPO in February 2018. His active participation on our Board was vital to our growth over the last several years as we navigated an incredibly dynamic environment. We wish him all the best,” said Gunnar Eliassen, Chair of the Nominating and Corporate Governance Committee.

“It has been my privilege to serve on the KLX Board and especially as its Chairman since June 2022. KLX has established itself as one of the most reliable service partners for the leading E&P companies in the U.S. market. Since joining the board of QES at its IPO in 2018, through the QES merger with KLX in 2020, and the challenges of the COVID era it has been a privilege to serve. As Archer is acquiring the U.S. based WFR, I am now resigning from the KLX Board. I am proud of all that the KLX management team and employees have accomplished and look forward to the Company’s continued success for many years to come,” stated Mr. Skindlo.

Mr. Eliassen continued, “The Board is proud to have Mr. Robertson take the helm as Chairman. Mr. Robertson is a tremendous asset to our Board and his deep understanding of the oilfield service sector, KLX’s strategy, markets, and financial drivers will be invaluable as the Company further extends its leadership position. I look forward to working closely with him to execute on our strategic priorities and continue driving shareholder value.”

Following Mr. Skindlo’s resignation, the Board will consist of 7 members, 6 of whom are independent directors.

About KLX Energy Services Holdings, Inc.

KLX is a growth-oriented provider of diversified oilfield services to leading onshore oil and natural gas exploration and production companies operating in both conventional and unconventional plays in all of the active major basins throughout the United States. The Company delivers mission critical oilfield services focused on drilling, completion, production, and intervention activities for technically demanding wells from over 50 service and support facilities located throughout the United States. KLX’s complementary suite of proprietary products and specialized services is supported by technically skilled personnel and a broad portfolio of innovative in-house manufacturing, repair and maintenance capabilities. More information is available at www.klx.com.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. This presentation includes forward-looking statements that reflect our current expectations, projections and goals relating to our future results, performance and prospects. Forward-looking statements include all statements that are not historical in nature and are not current facts. When used in this presentation, the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could,” “will” or the negative of these terms or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events with respect to, among other things: our operating cash flows; the availability of capital and our liquidity; our ability to renew and refinance our debt; our future revenue, income and operating performance; our ability to sustain and improve our utilization, revenue and margins; our ability to maintain acceptable pricing for our services; future capital expenditures; our ability to finance equipment, working capital and capital expenditures; our ability to execute our long-term growth strategy and to integrate our acquisitions; our ability to successfully develop our research and technology capabilities and implement technological developments and enhancements; and the timing and success of strategic initiatives and special projects. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements. Forward-looking statements are not assurances of future performance and actual results could differ materially from our historical experience and our present expectations or projections. Although we believe the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Our forward-looking statements involve significant risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks associated with the following: a decline in demand for our services, declining commodity prices, overcapacity and other competitive factors affecting our industry; the cyclical nature and volatility of the oil and gas industry, which impacts the level of exploration, production and development activity and spending patterns by oil and natural gas exploration and production companies; a decline in, or substantial volatility of, crude oil and gas commodity prices, which generally leads to decreased spending by our customers and negatively impacts drilling, completion and production activity; inflation; increases in interest rates; the ongoing conflict in Ukraine and its continuing effects on global trade; the on-going conflict in Israel; supply chain issues; and other risks and uncertainties listed in our filings with the U.S. Securities and Exchange Commission, including our Current Reports on Form 8-K that we file from time to time, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.